Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-255927, 333-215549, 333-206270, 333-197520, 333-161262, 333-147344, 333-34788, 333-53875, 333-69550, 333-106901, 333-127244, 333-176145, 333-177836, 333-187616, 333-226694 and 333-249832) and the Registration Statements on Form S-3 (Nos. 333-215551, 333-213070, 333-224200, 333-233470 and 333-252388) of our report dated April 15, 2022, with respect to the consolidated financial statements of Qumu Corporation.

/s/ KPMG LLP

Minneapolis, Minnesota
April 15, 2022